EXHIBIT 17

                                  FORM OF PROXY

IVY ASIA PACIFIC FUND                       THIS PROXY IS SOLICITED ON BEHALF
a series of IVY FUND                        OF THE BOARD OF TRUSTEES

         The undersigned, having received Notice of the ___________, 2000 Special Meeting of Shareholders of Ivy Asia Pacific Fund (the "Fund"), a series of Ivy Fund (the "Trust"), and the related Proxy Statement/Prospectus, hereby appoints C. William Ferris, Keith J. Carlson, and Paula K. Wolfe, and each of them, as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held on ___________, 2000 at 10:00 a.m. Eastern time, and any adjournments or postponements thereof.

PLEASE INDICATE VOTE ON OPPOSITE SIDE OF CARD.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

                                                Dated: __________________, 2000

                                        Please  sign name or names as  appearing
                                        on  proxy  and  return  promptly  in the
                                        enclosed   postage-paid   envelope.   If
                                        signing  as  a  representative,   please
                                        include capacity.

                                        [Name, address]

                                        ------------------------------
                                        Signature(s) of Shareholder(s)

[REVERSE SIDE OF CARD]

Please indicate your vote by filling in the appropriate box below, using blue or black ink or dark pencil (do not use red ink). This proxy will be voted in accordance with your specifications. If no specification is made, this proxy will be voted in favor of the Proposal.

                                                     FOR     AGAINST    ABSTAIN

PROPOSAL:  Approval of the Agreement and Plan
           of Reorganization between the Trust,
           on behalf of the Fund, and the Trust,
           on behalf of Ivy Pacific Opportunities
           Fund, as set forth in the Proxy
           Statement/Prospectus.


THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE DO NOT FORGET TO SIGN THE OTHER SIDE OF THIS CARD.